UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008 (August 21, 2008)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2008, GateHouse Media, Inc. (the “Company”) was notified (the “Notice”) by the New York Stock Exchange (“NYSE”) that it is not in compliance with the NYSE’s continued listing standards. The NYSE’s Notice indicated that on August 15, 2008 the Company’s thirty (30) trading-day market capitalization of its common stock was approximately $57.3 million and its thirty (30) trading-day average share price was $.99, which was below the NYSE’s quantitative listing standards requiring NYSE listed companies to have an average market capitalization of at least $75.0 million over any consecutive thirty (30) trading-day period (the “Market Capitalization Deficiency”) and to have an average closing price of any listed security not fall below $1.00 per share for any consecutive thirty (30) trading-day period (the “Share Price Deficiency”). Under the applicable rules and regulations of the NYSE, the Company has ten (10) business days from the receipt of the Notice, or until September 5, 2008, to notify the NYSE of its intent to cure these deficiencies and forty-five (45) days from the receipt of the Notice to issue a press release disclosing that it has fallen below the continued listing standards.

Under applicable rules and regulations of the NYSE regarding the Market Capitalization Deficiency, the Company must respond to the NYSE within forty-five (45) days from the receipt of the Notice with a business plan that demonstrates its ability to achieve compliance with the continued listing standards within eighteen (18) months from the receipt of the Notice. If the Company does not submit a business plan demonstrating the ability to achieve such continued listing standards or the NYSE does not accept such plan, the NYSE will commence suspension and delisting procedures.

Under applicable rules and regulations of the NYSE regarding the Share Price Deficiency, the Company has six (6) months from the date of the Notice (or, if later, by its next annual meeting of shareholders if shareholder approval is necessary) to cure the Share Price Deficiency. If the Company is not compliant by this date, its common stock will be subject to suspension and delisting by the NYSE.

The Company is currently exploring alternatives for curing the above deficiencies and restoring compliance with the continued listing standards and intends to notify the NYSE within the required ten (10) business day period that it intends to cure the deficiencies. The Company’s common stock remains listed on the NYSE under the symbol GHS, but will be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSEs continued quantitative listing standards. Although the Company intends to cure the deficiencies and to return to compliance with the NYSE continued listing requirements, there can be no assurance that it will be able to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GATEHOUSE MEDIA, INC.

By:	/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: August 22, 2008